SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JULY 17, 2002
(To Prospectus dated July 17, 2002)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                  Asset-Backed Certificates, Series 2002-BC3

                                 -----------



------------------------------
The Class A certificates
represent obligations of
the trust only and do not       The Class A Certificates
represent an interest in
or obligation of                o   This supplement relates to the offering of the Class A certificates of the
CWABS, Inc.,                        series referenced  above.  This supplement does not contain complete
Countrywide Home                    information about the offering of the Class A certificates.  Additional
Loans, Inc.,                        information is contained in the prospectus supplement dated July 17, 2002
Countrywide Home                    prepared in connection with the offering of the offered certificates of the
Loans Servicing LP or               series referenced above and in the prospectus of the depositor dated July 17,
any of their affiliates.            2002.  You are urged to read this supplement, the prospectus supplement and the prospectus in full.
This supplement may be
used to offer and sell the      o   As of October 25, 2003, the certificate principal balance of the Class A
offered certificates only           certificates was approximately $242,345,359.
if accompanied by the
prospectus supplement
and the prospectus.

------------------------------



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

November 12, 2003

                               THE MORTGAGE POOL

        As of October 1, 2003 (the "Reference Date"), the Mortgage Pool included approximately 2,679 Mortgage Loans having an aggregate Stated Principal Balance of approximately $327,345,361.

        The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                           As of October 1, 2003
                                                                          -------------------------
Total Number of Mortgage Loans....................................          2,679
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
        30-59 days................................................              5.00%
        60-90 days................................................              1.31%
        91 days or more (excluding pending foreclosures)..........              5.19%
                                                                                -----
       Total Delinquencies........................................             11.50%
                                                                               ======
Foreclosures Pending..............................................              1.01%
                                                                                -----
Total Delinquencies and foreclosures pending......................             12.51%
                                                                               ======

______________
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

        None of the Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

        Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

        Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

        The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated by Countrywide Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

        For purposes of the following table:

        o the period of delinquency is based on the number of days payments are contractually past due.

        o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

        o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

        o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                                     Delinquency and Foreclosure Experience
                  As of December 31, 2002     As of December 31, 2002   As of September 30, 2003
                  -----------------------     -----------------------   -----------------------------
Total Portfolio.  $9,081,242,926.99    100.00%  $10,499,524,957.75  100.00%  $16,980,388,024.20  100.00%
Delinquency
percentage
  30-59 days....    $806,843,594.55      8.88%     $776,262,182.66    7.39%     $991,710,764.72    5.84%
  60-89 days....    $255,443,513.99      2.81%     $272,447,833.46    2.59%     $300,114,059.11    1.77%
  90+ days......     $103,605,79149      1.14%     $112,192,108.56    1.07%      $95,790,777.81    0.56%
  Total           $1,165,892,900.03     12.84%   $1,160,902,124.68   11.06%   $1,387,615,601.64    8.17%
               ==========================================================================================
Foreclosure
Rate............    $356,652,093.38      3.93%     $277,872,737.06    2.65%     $325,551,916.14    1.92%
Bankruptcy
Rate............    $232,679,880.26      2.56%     $293,013,840.50    2.79%     $305,528,667.43    1.80%
               ==========================================================================================


        Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                    DESCRIPTION OF THE CLASS A CERTIFICATES

        The Class A Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

        As of October 25, 2003 (the "Certificate Date"), the Certificate Principal Balance of the Class A Certificates was approximately $242,345,359 evidencing a beneficial ownership interest of approximately 75.47% in the Trust Fund. As of the Certificate Date, the Subordinated Offered Certificates had an aggregate principal balance of $78,750,000 and evidenced in the aggregate a beneficial ownership interest of approximately 24.53% in the Trust Fund. For additional information with respect to the Class A Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

        The October 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

        Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Last Scheduled Distribution Date" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in the calendar month following the Reference Date, in accordance with the payment priorities defined herein;
(iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the mortgage loans occur; (iv) scheduled payments are assumed to be received on the first day of each month commencing in the calendar month following the Reference Date, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in the calendar month following the Reference Date and include 30 days' interest thereon; (v) the level of six-month LIBOR remains constant at 1.22% per annum, and the level of One-Month LIBOR remains constant at 1.12% per annum; (vi) the Pass-Through Margins for the Offered Certificates remain constant at the rates applicable prior to the Optional Termination Date and are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the Certificates is November 19, 2003; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index, and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors), and (ix) except as indicated with respect to the weighted average lives, no optional termination is exercised on the Optional Termination Date.

        For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of the prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of mortgage loans. For example, a 23% Prepayment Vector assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 2.3% per annum (i.e., 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such mortgage loans, a 23% Prepayment Vector assumes a constant prepayment rate of 23% per annum.

        The other percentages of the Prepayment Vector identified herein assume that the mortgage loans will prepay at rates which start and increase in a similar manner (i.e., 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum.

        For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum. The Prepayment Models used in this Prospectus Supplement are 23% PV for the Fixed Rate Mortgage Loans and 30% CPR for the Adjustable Rate Mortgage Loans.

        There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of either Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

        The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class A Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.

             Percent of Certificate Principal Balance Outstanding

Percent of the Certificate Principal Balance    0%   80%  100%  150%  200%
at the Percentages of the Prepayment Model      --   ---  ----  ----  ----


          Distribution Date
          -----------------

        Initial Percent............            100     100  100   100   100
        October 25, 2004...........             99     69    61    42    23
        October 25, 2005...........             97     48    37    14    0
        October 25, 2006...........             96     40    32    14    0
        October 25, 2007...........             94     31    23    10    0
        October 25, 2008...........             92     24    16    6     0
        October 25, 2009...........             90     18    12    3     0
        October 25, 2010...........             88     14    8     2     0
        October 25, 2011...........             86     11    6     1     0
        October 25, 2012...........             83      8    4     *     0
        October 25, 2013...........             80      6    3     0     0
        October 25, 2014...........             77      5    2     0     0
        October 25, 2015...........             74      4    1     0     0
        October 25, 2016...........             70      3    1     0     0
        October 25, 2017...........             66      2    *     0     0
        October 25, 2018...........             63      1    0     0     0
        October 25, 2019...........             60      1    0     0     0
        October 25, 2020...........             57      *    0     0     0
        October 25, 2021...........             54      0    0     0     0
        October 25, 2022...........             51      0    0     0     0
        October 25, 2023...........             47      0    0     0     0
        October 25, 2024...........             43      0    0     0     0
        October 25, 2025...........             39      0    0     0     0
        October 25, 2026...........             35      0    0     0     0
        October 25, 2027...........             29      0    0     0     0
        October 25, 2028...........             24      0    0     0     0
        October 25, 2029...........             18      0    0     0     0
        October 25, 2030...........             11      0    0     0     0
        October 25, 2031...........             4       0    0     0     0
        October 25, 2032...........             0       0    0     0     0
        Weighted Average Life (years)(1)       17.76  3.28  2.51  1.33  0.61
        Weighted Average Life (years)(1)(2)    17.64  2.82  2.15  1.09  0.61
        __________________________
        (1) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.
        (2) To the Optional Termination Date
        *   Less than 0.5% of the initial aggregate principal balance.

             MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        Prospective investors should consider carefully the income tax consequences of an investment in the Class A Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex B of the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

        Prospective purchasers of the Class A Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor"), if the conditions for application of the Exemption described in the Prospectus are met.

        Although the Exemption has been amended in late 2002, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Class A Certificates.

                                    RATINGS

        The Class A Certificates are currently rated "Aaa" by Moody's Investors Service, Inc., and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

        The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


Summary of Loans in the Mortgage Pool
(As of the Reference Date)

Combined, Arm and Fixed Mortgage Loan Characteristics                                                 Range
                                                                                                      -----
Total Number of Loans                                                     2,679
Aggregate Principal Balance                                        $327,345,361
Average Principal Balance                                              $122,189               $16,994 to $598,920
Weighted Average Mortgage Rate                                            8.59%                 5.36% to 15.13%
Weighted Average Original Term to Maturity (months)                        348                     60 to 360
Weighted Average Remaining Term to Maturity (months)                       332                     43 to 346
Weighted Average Loan-to-Value Ratio                                     81.10%                10.00% to 100.00%
Weighted Average FICO Credit Score                                         617


Adjustable Rate Mortgage Loan Characteristics
Weighted Average Gross Margin                                             7.03%                 1.21% to 11.85%
Weighted Average Maximum Mortgage Rate                                   15.18%                11.00% to 20.99%
Weighted Average Minimum Mortgage Rate                                    8.47%                 2.88% to 13.99%
Weighted Average Initial Periodic Rate Cap                                2.33%                 1.00% to 6.63%
Weighted Average Subsequent Periodic Rate Cap                             1.21%                 1.00% to 2.00%




Mortgage Loan Programs
                                                                                     Percentage of
                                       Number of     Aggregate Principal       Aggregate Principal
Description                       Mortgage Loans     Balance Outstanding       Balance Outstanding
--------------------------------------------------------------------------------------------------
2/28 Six-Month LIBOR                       1,101            $143,505,707                     43.84 %
3/27 Six-Month LIBOR                         714             $96,744,473                     29.55
FIXED 10 Year                                 17                $816,727                      0.25
FIXED 15 Year                                136              $9,294,108                      2.84
FIXED 20 Year                                 59              $4,665,079                      1.43
FIXED 25 Year                                  3                $493,271                      0.15
FIXED 30 Year                                576             $64,575,743                     19.73
FIXED 30/15 Year Balloon                      73              $7,250,253                      2.21
--------------------------------------------------------------------------------------------------

Total                                      2,679            $327,345,361                       100 %
--------------------------------------------------------------------------------------------------



Mortgage Loan Principal Balances
                                                                                     Percentage of
Range of Principal                     Number of     Aggregate Principal       Aggregate Principal
Balances ($)                      Mortgage Loans     Balance Outstanding       Balance Outstanding
--------------------------------------------------------------------------------------------------
$0 - $25000                                   20                $423,050                      0.13 %
$25000.01 - $50000                           277             $11,182,653                      3.42
$50000.01 - $75000                           519             $32,571,876                      9.95
$75000.01 - $100000                          501             $43,425,733                     13.27
$100000.01 - $ 150000                        644             $78,878,658                      24.1
$150000.01 - $ 200000                        372             $64,356,874                     19.66
$200000.01 - $ 250000                        151             $33,406,932                     10.21
$250000.01 - $ 300000                         90             $24,551,494                       7.5
$300000.01 - $ 350000                         55             $17,760,964                      5.43
$350000.01 - $ 400000                         26              $9,678,100                      2.96
$400000.01 - $ 450000                         13              $5,577,669                       1.7
$450000.01 - $ 500000                          9              $4,378,632                      1.34
$550000.01 - $ 600000                          2              $1,152,725                      0.35
--------------------------------------------------------------------------------------------------

Total                                      2,679            $327,345,361                       100 %
--------------------------------------------------------------------------------------------------



Mortgage Rates
                                                                                     Percentage of
Range of Mortgage                      Number of     Aggregate Principal       Aggregate Principal
Rates (%)                         Mortgage Loans     Balance Outstanding       Balance Outstanding
--------------------------------------------------------------------------------------------------
5.001 - 5.500                                  2                $335,125                       0.1 %
5.501 - 6.000                                  9              $1,550,758                      0.47
6.001 - 6.500                                 15              $2,782,316                      0.85
6.501 - 7.000                                122             $22,368,103                      6.83
7.001 - 7.500                                221             $37,462,282                     11.44
7.501 - 8.000                                399             $63,269,129                     19.33
8.001 - 8.500                                308             $39,898,010                     12.19
8.501 - 9.000                                498             $59,129,391                     18.06
9.001 - 9.500                                323             $33,879,481                     10.35
9.501 - 10.000                               355             $33,536,675                     10.25
10.001 - 10.500                              170             $13,483,336                      4.12
10.501 - 11.000                              124              $9,989,347                      3.05
11.001 - 11.500                               59              $4,900,877                       1.5
11.501 - 12.000                               41              $2,821,474                      0.86
12.001 - 12.500                               19              $1,300,982                       0.4
12.501 - 13.000                                6                $342,581                       0.1
13.001 - 13.500                                3                $114,141                      0.03
13.501 - 14.000                                2                $150,397                      0.05
15.001 - 15.500                                1                 $30,954                      0.01
--------------------------------------------------------------------------------------------------

Total                                      2,679            $327,345,361                       100 %
--------------------------------------------------------------------------------------------------



Remaining Term to Maturity
                                                                                     Percentage of
Range of Remaining Term                Number of     Aggregate Principal       Aggregate Principal
to Maturity (Months)              Mortgage Loans     Balance Outstanding       Balance Outstanding
--------------------------------------------------------------------------------------------------
1 - 120                                       17                $816,727                      0.25 %
121 - 180                                    209             $16,544,361                      5.05
181 - 300                                     63              $5,330,363                      1.63
301 - 360                                  2,390            $304,653,909                     93.07
--------------------------------------------------------------------------------------------------

Total                                      2,679            $327,345,361                       100 %
--------------------------------------------------------------------------------------------------



Original Loan-to-Value Ratios
                                                                                     Percentage of
Range of Original                      Number of     Aggregate Principal       Aggregate Principal
Loan-to-Value Ratios (%)          Mortgage Loans     Balance Outstanding       Balance Outstanding
--------------------------------------------------------------------------------------------------
50.00 or Less                                 70              $4,560,792                      1.39 %
50.01-55.00                                   37              $3,167,495                      0.97
55.01-60.00                                   44              $3,644,287                      1.11
60.01-65.00                                   78              $9,551,046                      2.92
65.01-70.00                                  156             $16,377,698                         5
70.01-75.00                                  271             $32,961,759                     10.07
75.01-80.00                                  852            $109,815,515                     33.55
80.01-85.00                                  428             $52,315,484                     15.98
85.01-90.00                                  554             $70,443,087                     21.52
90.01-95.00                                  165             $21,845,121                      6.67
95.01-100.00                                  24              $2,663,077                      0.81
--------------------------------------------------------------------------------------------------

Total                                      2,679            $327,345,361                       100 %
--------------------------------------------------------------------------------------------------




Geographic Distribution
                                                                                  Percentage of
                               Number of            Aggregate Principal     Aggregate Principal
State                     Mortgage Loans            Balance Outstanding     Balance Outstanding
-----------------------------------------------------------------------------------------------
Alabama                               25                    $1,918,239                     0.59 %
Alaska                                 2                      $373,833                     0.11
Arizona                               84                    $9,494,511                      2.9
Arkansas                              15                    $1,230,655                     0.38
California                           363                   $74,503,253                    22.76
Colorado                              69                   $10,783,780                     3.29
Connecticut                           22                    $3,564,030                     1.09
Delaware                              16                    $1,911,473                     0.58
District of Columbia                   1                       $51,607                     0.02
Florida                              229                   $24,146,509                     7.38
Georgia                              110                   $13,451,037                     4.11
Hawaii                                10                    $2,104,980                     0.64
Idaho                                  5                      $489,840                     0.15
Illinois                              95                   $11,512,971                     3.52
Indiana                               84                    $6,824,852                     2.08
Iowa                                  10                      $910,093                     0.28
Kansas                                16                    $1,813,386                     0.55
Kentucky                              37                    $2,962,318                      0.9
Louisiana                             38                    $2,883,267                     0.88
Maine                                 17                    $1,712,425                     0.52
Maryland                              49                    $6,890,548                      2.1
Massachusetts                         40                    $6,413,221                     1.96
Michigan                             152                   $14,272,185                     4.36
Minnesota                             26                    $3,176,389                     0.97
Mississippi                           26                    $1,594,714                     0.49
Missouri                              52                    $4,258,668                      1.3
Montana                                2                      $264,226                     0.08
Nebraska                               5                      $530,149                     0.16
Nevada                                28                    $3,916,433                      1.2
New Hampshire                         22                    $2,480,787                     0.76
New Jersey                            51                    $8,211,890                     2.51
New Mexico                            10                      $972,092                      0.3
New York                              68                   $10,076,524                     3.08
North Carolina                        93                    $9,270,664                     2.83
North Dakota                           2                      $156,638                     0.05
Ohio                                 191                   $16,058,591                     4.91
Oklahoma                              19                    $1,714,519                     0.52
Oregon                                32                    $4,879,048                     1.49
Pennsylvania                         108                   $11,080,376                     3.38
Rhode Island                          12                    $1,249,143                     0.38
South Carolina                        55                    $4,807,328                     1.47
South Dakota                           1                       $70,904                     0.02
Tennessee                             85                    $6,649,959                     2.03
Texas                                108                   $11,913,964                     3.64
Utah                                  33                    $4,867,080                     1.49
Virginia                              59                    $7,380,892                     2.25
Washington                            55                    $8,186,462                      2.5
West Virginia                         15                      $917,074                     0.28
Wisconsin                             31                    $2,345,695                     0.72
Wyoming                                1                       $96,136                     0.03
-----------------------------------------------------------------------------------------------

Total                              2,679                  $327,345,361                      100 %
-----------------------------------------------------------------------------------------------




FICO Credit Scores
                                                                                      Percentage of
                                         Number of       Aggregate Principal     Aggregate Principal
Range of FICO Credit Scores         Mortgage Loans       Balance Outstanding     Balance Outstanding
----------------------------------------------------------------------------------------------------
801 - 820                                        1                 $103,723                     0.03 %
781 - 800                                        9               $1,131,620                     0.35
761 - 780                                       17               $2,999,045                     0.92
741 - 760                                       37               $4,421,784                     1.35
721 - 740                                       59               $9,004,345                     2.75
701 - 720                                       67              $10,116,993                     3.09
681 - 700                                      124              $17,683,081                      5.4
661 - 680                                      197              $26,427,569                     8.07
641 - 660                                      247              $32,214,729                     9.84
621 - 640                                      342              $42,386,417                    12.95
601 - 620                                      380              $46,765,286                    14.29
581 - 600                                      368              $44,273,664                    13.53
561 - 580                                      321              $35,762,321                    10.92
541 - 560                                      263              $26,616,938                     8.13
521 - 540                                      187              $20,969,647                     6.41
501 - 520                                       55               $6,060,015                     1.85
500 or Less                                      5                 $408,183                     0.12
----------------------------------------------------------------------------------------------------

Total                                        2,679             $327,345,361                      100 %
----------------------------------------------------------------------------------------------------


Types of Mortgaged Properties
                                                                                       Percentage of
                                         Number of       Aggregate Principal     Aggregate Principal
Property Types                      Mortgage Loans       Balance Outstanding     Balance Outstanding
----------------------------------------------------------------------------------------------------
Single Family Residence - Detached           2,198             $261,393,541                    79.85 %
Planned Unit Development                       205              $34,050,188                     10.4
Low-Rise Condominium                           111              $13,324,067                     4.07
2 Family Residence                              79               $9,022,919                     2.76
4 Family Residence                              13               $3,190,205                     0.97
Manufactured Housing (1)                        37               $2,522,943                     0.77
3 Family Residence                              16               $1,863,389                     0.57
Single Family Residence - Attached              13               $1,177,190                     0.36
Town Home                                        4                 $429,285                     0.13
High-Rise Condominium                            3                 $371,634                     0.11
----------------------------------------------------------------------------------------------------

Total                                        2,679             $327,345,361                      100 %
----------------------------------------------------------------------------------------------------

(1) Treated as Real Property


Purpose of Mortgage Loans
                                                                                       Percentage of
                                         Number of       Aggregate Principal     Aggregate Principal
Purpose of Mortgage Loans           Mortgage Loans       Balance Outstanding     Balance Outstanding
----------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                         1,755             $202,817,909                    61.96 %
Purchase                                       651              $90,323,738                    27.59
Refinance (Rate/Term)                          273              $34,203,713                    10.45
----------------------------------------------------------------------------------------------------

Total                                        2,679             $327,345,361                      100 %
----------------------------------------------------------------------------------------------------


Occupancy Types of the Mortgage Loans
                                                                                      Percentage of
                                         Number of       Aggregate Principal     Aggregate Principal
Occupancy Type                      Mortgage Loans       Balance Outstanding     Balance Outstanding
----------------------------------------------------------------------------------------------------
Primary Residence                            2,513             $311,676,817                    95.21 %
Investment Property                            160              $14,818,438                     4.53
Secondary Residence                              6                 $850,106                     0.26
----------------------------------------------------------------------------------------------------

Total                                        2,679             $327,345,361                      100 %
----------------------------------------------------------------------------------------------------


Gross Margin
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                      Percentage of
                                         Number of       Aggregate Principal     Aggregate Principal
Range of Gross Margins (%)          Mortgage Loans       Balance Outstanding     Balance Outstanding
----------------------------------------------------------------------------------------------------
1.001 - 2.000                                    3                 $254,244                     0.11 %
2.001 - 3.000                                    2                 $253,735                     0.11
3.001 - 4.000                                    5                 $410,736                     0.17
4.001 - 5.000                                   38               $4,936,449                     2.05
5.001 - 6.000                                  263              $43,216,324                    17.99
6.001 - 7.000                                  581              $87,836,890                    36.56
7.001 - 8.000                                  500              $61,678,699                    25.67
8.001 - 9.000                                  281              $28,902,725                    12.03
9.001 - 10.000                                 118              $10,710,598                     4.46
10.001 - 11.000                                 19               $1,650,778                     0.69
11.001 - 12.000                                  5                 $399,002                     0.17
----------------------------------------------------------------------------------------------------

Total                                        1,815             $240,250,180                      100 %
----------------------------------------------------------------------------------------------------


Subsequent Adjustment Date
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)
                                                                                      Percentage of
Subsequent Adjustment                    Number of       Aggregate Principal     Aggregate Principal
Date                                Mortgage Loans       Balance Outstanding     Balance Outstanding
----------------------------------------------------------------------------------------------------
December 2003                                    5                 $424,089                     0.18 %
January 2004                                     1                  $56,236                     0.02
February 2004                                    5                 $482,501                     0.2
March 2004                                      30               $3,193,093                     1.33
April 2004                                     102              $10,264,682                     4.27
May 2004                                       334              $38,725,031                    16.12
June 2004                                      322              $41,844,559                    17.42
July 2004                                      271              $44,757,439                    18.63
August 2004                                     33               $4,381,884                     1.82
September 2004                                   2                 $294,231                     0.12
October 2004                                     2                 $110,987                     0.05
November 2004                                    1                  $46,863                     0.02
December 2004                                    1                 $184,560                     0.08
February 2005                                    2                 $134,410                     0.06
March 2005                                       5               $1,040,913                     0.43
April 2005                                      23               $2,385,842                     0.99
May 2005                                       171              $24,902,448                    10.37
June 2005                                      301              $38,210,630                     15.9
July 2005                                      182              $25,296,827                    10.53
August 2005                                     22               $3,512,953                     1.46
----------------------------------------------------------------------------------------------------

Total                                        1,815             $240,250,180                      100 %
----------------------------------------------------------------------------------------------------


Maximum Mortgage Rates
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)
                                                                                      Percentage of
Range of Maximum                         Number of       Aggregate Principal     Aggregate Principal
Mortgage Rates (%)                  Mortgage Loans       Balance Outstanding     Balance Outstanding
----------------------------------------------------------------------------------------------------
10.501 - 11.000                                  1                 $104,493                     0.04 %
11.001 - 11.500                                  1                 $147,603                     0.06
11.501 - 12.000                                  2                 $415,155                     0.17
12.001 - 12.500                                 10               $2,042,328                     0.85
12.501 - 13.000                                 37               $6,079,839                     2.53
13.001 - 13.500                                 40               $6,613,895                     2.75
13.501 - 14.000                                144              $23,825,860                     9.92
14.001 - 14.500                                224              $36,140,250                    15.04
14.501 - 15.000                                341              $52,061,379                    21.67
15.001 - 15.500                                222              $29,089,673                    12.11
15.501 - 16.000                                283              $33,046,487                    13.76
16.001 - 16.500                                188              $19,771,517                     8.23
16.501 - 17.000                                151              $15,277,688                     6.36
17.000 - 17.500                                 69               $6,141,585                     2.56
17.501 - 18.000                                 47               $4,341,942                     1.81
18.001 - 18.500                                 26               $2,702,691                     1.12
18.501 - 19.000                                 21               $1,510,476                     0.63
19.001 - 19.500                                  6                 $747,500                     0.31
19.501 - 20.000                                  1                  $80,194                     0.03
20.001+                                          1                 $109,625                     0.05
----------------------------------------------------------------------------------------------------

Total                                        1,815             $240,250,180                      100 %
----------------------------------------------------------------------------------------------------



Initial Periodic Rate Cap
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)
                                                                                      Percentage of
Initial Periodic Rate                    Number of       Aggregate Principal     Aggregate Principal
Cap (%)                             Mortgage Loans       Balance Outstanding     Balance Outstanding
----------------------------------------------------------------------------------------------------
1.00                                            35               $4,171,421                     1.74 %
1.50                                           537              $83,473,844                    34.74
2.00                                           175              $28,701,433                    11.95
3.00                                         1,066             $123,659,116                    51.47
6.00                                             1                 $126,683                     0.05
6.63                                             1                 $117,682                     0.05
----------------------------------------------------------------------------------------------------

Total                                        1,815             $240,250,180                      100 %
----------------------------------------------------------------------------------------------------




Subsequent Periodic Rate Cap
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)
                                                                                      Percentage of
Subsequent Periodic                      Number of       Aggregate Principal     Aggregate Principal
Rate Cap (%)                        Mortgage Loans       Balance Outstanding     Balance Outstanding
----------------------------------------------------------------------------------------------------
1.0                                          1,132             $137,564,107                    57.26 %
1.5                                            682             $102,466,735                    42.65
2.0                                              1                 $219,338                     0.09
----------------------------------------------------------------------------------------------------

Total                                        1,815             $240,250,180                      100 %
----------------------------------------------------------------------------------------------------


Minimum Mortgage Rates
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)
                                                                                      Percentage of
Range of Minimum Mortgage                Number of       Aggregate Principal     Aggregate Principal
Rates (%)                           Mortgage Loans       Balance Outstanding     Balance Outstanding
----------------------------------------------------------------------------------------------------
5.000 or Less                                    9                 $815,901                     0.34 %
5.001 - 6.000                                   15               $1,756,545                     0.73
6.001 - 7.000                                  125              $20,704,793                     8.62
7.001 - 8.000                                  449              $77,132,063                    32.10
8.001 - 9.000                                  550              $72,216,950                    30.06
9.001 - 10.000                                 441              $47,424,408                    19.74
10.001 - 11.000                                166              $14,843,421                     6.18
11.001 - 12.000                                 50               $4,408,131                     1.83
12.001 - 13.000                                  7                 $838,342                     0.35
13.001 - 14.000                                  1                 $109,625                     0.05
----------------------------------------------------------------------------------------------------

Total                                        1,815             $240,250,180                      100 %
----------------------------------------------------------------------------------------------------


Grade
                                                                                      Percentage of
                                         Number of       Aggregate Principal     Aggregate Principal
Credit Grade                        Mortgage Loans       Balance Outstanding     Balance Outstanding
----------------------------------------------------------------------------------------------------
A                                            1,493             $196,678,032                    60.08 %
A-                                             507              $57,912,201                    17.69
B                                              367              $39,917,006                    12.19
C                                              261              $27,580,403                     8.43
C-                                              44               $4,476,457                     1.37
D                                                7                 $781,261                     0.24
----------------------------------------------------------------------------------------------------

Total                                        2,679             $327,345,361                      100 %
----------------------------------------------------------------------------------------------------





                                   EXHIBIT 2

    THE                                                                                                Distribution Date: 10/27/03
   BANK OF
    NEW
    YORK

101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                      Countrywide Home Loans
            212-815-3236                           Asset Backed Certificates
Associate:  Sean O'Connell                               Series 2002-BC3
            212-815-6312

                                           Certificateholder Monthly Distribution Summary

---------------------------------------------------------------------------------------------------------------------------
                                       Certificate                           Pass
                          Class           Rate             Beginning        Through       Principal           Interest
Class     Cusip        Description        Type              Balance         Rate (%)     Distribution       Distribution
---------------------------------------------------------------------------------------------------------------------------
A       126671RD0        Senior        Var-Act/360     264,109,346.62      1.380000      21,763,987.20        323,974.13
N       126671RL2        Strip IO      Fix-30/360        9,160,731.84      8.000000       2,232,333.54         61,071.55
X       126671RK4        Strip IO      Var-30/360      349,109,347.87      8.078081               0.00              0.42
AR      126671RH1        Senior        Fix-30/360                0.00      0.000000               0.00              0.00

---------------------------------------------------------------------------------------------------------------------------

M1      126671RE8        Mezzanine     Var-Act/360      28,750,000.00       1.720000              0.00         43,955.56
M2      126671RF5        Mezzanine     Var-Act/360      27,500,000.00       2.270000              0.00         55,488.89
B1      126671RG3        Junior        Var-Act/360      22,500,000.00       2.900000              0.00         58,000.00

---------------------------------------------------------------------------------------------------------------------------

Totals                                                 342,859,346.62                    23,996,320.74        542,490.55

---------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------
                              Current                       Cumulative
             Total           Realized        Ending          Realized
Class     Distribution        Losses         Balance          Losses
----------------------------------------------------------------------
A        22,087,961.33          0.00      242,345,359.42       0.00
N         2,293,405.09          0.00        6,928,398.29       0.00
X                 0.42          0.00      327,345,360.67       0.00
AR                0.00          0.00                0.00       0.00

----------------------------------------------------------------------

M1           43,955.56          0.00       28,750,000.00       0.00
M2           55,488.89          0.00       27,500,000.00       0.00
B1           58,000.00          0.00       22,500,000.00       0.00

----------------------------------------------------------------------

Totals   24,538,811.29          0.00      321,095,359.42       0.00

----------------------------------------------------------------------


For Class X the interest distribution of $.42 includes the following amounts:
$.42 investment earnings for the fixed carryover reserve fund and $0.00 montly interest distribution.

    THE                                                                                                Distribution Date: 10/27/03
   BANK OF
    NEW
    YORK

101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                      Countrywide Home Loans
            212-815-3236                           Asset Backed Certificates
Associate:  Sean O'Connell                               Series 2002-BC3
            212-815-6312


                                                    Principal Distribution Detail

-------------------------------------------------------------------------------------------------------------------
                            Original             Beginning          Scheduled                      Unscheduled
                           Certificate          Certificate         Principal       Accretion       Principal
Class      Cusip             Balance               Balance        Distribution      Principal      Adjustments
-------------------------------------------------------------------------------------------------------------------
  A      126671RD0        421,250,000.00      264,109,346.62     21,763,987.20           0.00             0.00
  N      126671RL2         35,000,000.00        9,160,731.84              0.00           0.00             0.00
  X      126671RK4        500,000,100.00      349,109,347.87              0.00           0.00             0.00
 AR      126671RH1                100.00                0.00              0.00           0.00             0.00

-------------------------------------------------------------------------------------------------------------------

 M1      126671RE8         28,750,000.00       28,750,000.00              0.00           0.00             0.00
 M2      126671RF5         27,500,000.00       27,500,000.00              0.00           0.00             0.00
 B1      126671RG3         22,500,000.00       22,500,000.00              0.00           0.00             0.00

-------------------------------------------------------------------------------------------------------------------

Totals                    500,000,100.00      342,859,346.62     21,763,987.20           0.00             0.00

-------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------
             Net             Current           Ending               Ending
           Principal        Realized         Certificate          Certificate
Class     Distribution       Losses            Balance              Factor
---------------------------------------------------------------------------------
  A      21,763,987.20          0.00      242,345,359.42         0.57530055649
  N       2,232,333.54          0.00        6,928,398.29         0.19795423697
  X               0.00          0.00      327,345,360.67         0.65469059040
 AR               0.00          0.00                0.00         0.00000000000

---------------------------------------------------------------------------------

 M1               0.00          0.00       28,750,000.00         1.00000000000
 M2               0.00          0.00       27,500,000.00         1.00000000000
 B1               0.00          0.00       22,500,000.00         1.00000000000

---------------------------------------------------------------------------------

Totals   23,996,320.74          0.00      321,095,359.42

---------------------------------------------------------------------------------


    THE                                                                                                Distribution Date: 10/27/03
   BANK OF
    NEW
    YORK

101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                      Countrywide Home Loans
            212-815-3236                           Asset Backed Certificates
Associate:  Sean O'Connell                               Series 2002-BC3
            212-815-6312



                                                    Interest Distribution Detail

----------------------------------------------------------------------------------------------------------------------------------
             Beginning             Pass          Accrued        Cumulative                           Total               Net
            Certificate          Through         Optimal          Unpaid          Deferred          Interest         Prepayment
 Class        Balance            Rate (%)       Interest         Interest         Interest             Due         Int Shortfall
----------------------------------------------------------------------------------------------------------------------------------
   A       264,109,346.62       1.380000       323,974.13            0.00             0.00         323,974.13               0.00
   N         9,160,731.84       8.000000        61,071.55            0.00             0.00          61,071.55               0.00
   X       349,109,347.87       8.078081     2,350,111.40            0.00             0.00       2,350,111.40               0.00
  AR                 0.00       0.000000             0.00            0.00             0.00               0.00               0.00

----------------------------------------------------------------------------------------------------------------------------------
  M1        28,750,000.00       1.720000        43,955.56            0.00             0.00          43,955.56               0.00
  M2        27,500,000.00       2.270000        55,488.89            0.00             0.00          55,488.89               0.00
  B1        22,500,000.00       2.900000        58,000.00            0.00             0.00          58,000.00               0.00

----------------------------------------------------------------------------------------------------------------------------------

Totals     342,859,346.62                    2,892,601.53            0.00             0.00       2,892,601.53               0.00

----------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------
               Unscheduled
                 Interest          Interest
 Class          Adjustment            Paid
------------------------------------------------
   A                  0.00        323,974.13
   N                  0.00         61,071.55
   X                  0.00              0.42
  AR                  0.00              0.00

------------------------------------------------
  M1                  0.00         43,955.56
  M2                  0.00         55,488.89
  B1                  0.00         58,000.00

------------------------------------------------

Totals                0.00        542,490.55

------------------------------------------------


    THE                                                                                                Distribution Date: 10/27/03
   BANK OF
    NEW
    YORK

101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                      Countrywide Home Loans
            212-815-3236                           Asset Backed Certificates
Associate:  Sean O'Connell                               Series 2002-BC3
            212-815-6312



                                                     Current Payment Information
                                                         Factors per $1,000

-----------------------------------------------------------------------------------------------------------------------------------
                            Original         Beginning Cert.                                          Ending Cert.         Pass
                          Certificate            Notional         Principal         Interest            Notional          Through
Class       Cusip            Balance             Balance         Distribution     Distribution          Balance           Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------

  A       126671RD0      421,250,000.00       626.965808000      51.665251513      0.769078058        575.300556487      1.380000
  N       126671RL2       35,000,000.00       261.735195367      63.780958286      1.744901302        197.954236972      8.000000
  X       126671RK4      500,000,100.00       698.218556096       0.000000000      0.000000840        654.690590402      8.078081
 AR       126671RH1              100.00         0.000000000       0.000000000      0.000000000          0.000000000      0.000000

-----------------------------------------------------------------------------------------------------------------------------------

 M1       126671RE8       28,750,000.00     1,000.000000000       0.000000000      1.528888889      1,000.000000000      1.720000
 M2       126671RF5       27,500,000.00     1,000.000000000       0.000000000      2.017777778      1,000.000000000      2.270000
 B1       126671RG3       22,500,000.00     1,000.000000000       0.000000000      2.577777778      1,000.000000000      2.900000
-----------------------------------------------------------------------------------------------------------------------------------

Totals                   500,000,100.00       685.718556096      47.992631881      1.084980883        642.190590402

-----------------------------------------------------------------------------------------------------------------------------------

    THE
   BANK OF
    NEW
    YORK

101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                      Countrywide Home Loans
            212-815-3236                           Asset Backed Certificates
Associate:  Sean O'Connell                               Series 2002-BC3
            212-815-6312



Pool Level Data
Distribution Date                                                                                                         10/27/03
Cut-off Date                                                                                                                8/1/02
Determination Date                                                                                                         10/1/03
Accrual Period 30/360                              Begin                                                                    9/1/03
                                                   End                                                                     10/1/03
Number of Days in 30/360 Accrual Period                                                                                         30

Accrual Period Actual Days                         Begin                                                                   9/25/03
                                                   End                                                                    10/27/03
Number of Days in Actual Accrual Period                                                                                         32



------------------------------------------------------------------------------
                                Collateral Information
------------------------------------------------------------------------------

Group 1
-------
Cut-Off Date Balance                                                                                                500,000,100.00

Beginning Aggregate Pool Stated Principal Balance                                                                   349,109,347.87
Ending Aggregate Pool Stated Principal Balance                                                                      327,345,360.67

Beginning Aggregate Certificate Stated Principal Balance                                                            342,859,346.62
Ending Aggregate Certificate Stated Principal Balance                                                               321,095,359.42

Beginning Aggregate Loan Count                                                                                                2825
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                146
Ending Aggregate Loan Count                                                                                                   2679

Beginning Weighted Average Loan Rate (WAC)                                                                               8.587081%
Ending Weighted Average Loan Rate (WAC)                                                                                  8.590314%

Beginning Net Weighted Average Loan Rate                                                                                 8.078081%
Ending Net Weighted Average Loan Rate                                                                                    8.081314%

Weighted Average Maturity (WAM) (Months)                                                                                       332

Servicer Advances                                                                                                       323,641.61

Aggregate Pool Prepayment                                                                                            20,854,777.00
Pool Prepayment Rate                                                                                                   53.3819 CPR






Certificate Account

    THE
   BANK OF
    NEW
    YORK

101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                      Countrywide Home Loans
            212-815-3236                           Asset Backed Certificates
Associate:  Sean O'Connell                               Series 2002-BC3
            212-815-6312




Beginning Balance                                                                                                             0.00

Deposit
Payments of Interest and Principal                                                                                   23,598,931.57
Liquidation Proceeds                                                                                                    529,121.23
All Other Proceeds                                                                                                            0.00
Other Amounts                                                                                                                 0.00
                                                                                                                     -------------
Total Deposits                                                                                                       24,128,052.80


Withdrawals
Reimbursement of Servicer Advances                                                                                            0.00
Payment of Master Servicer Fees                                                                                         124,999.41
Payment of Sub Servicer Fees                                                                                                  0.00
Payment of Other Fees                                                                                                         0.00
Payment of Insurance Premium(s)                                                                                               0.00
Payment of Personal Mortgage Insurance                                                                                        0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                                              0.00
Payment of Principal and Interest                                                                                    24,538,811.29
                                                                                                                     -------------
Total Withdrawals                                                                                                    24,663,810.70

Ending Balance                                                                                                         -535,757.90


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                20,462.82
Compensation for Gross PPIS from Servicing Fees                                                                          20,462.82
Other Gross PPIS Compensation                                                                                                 0.00
                                                                                                                     -------------
Total Net PPIS (Non-Supported PPIS)                                                                                           0.00


Master Servicing Fees Paid                                                                                              124,999.41
Sub Servicing Fees Paid                                                                                                       0.00
Insurance Premium(s) Paid                                                                                                     0.00
Personal Mortgage Insurance Fees Paid                                                                                         0.00
Other Fees Paid                                                                                                               0.00
                                                                                                                     -------------
Total Fees                                                                                                              124,999.41

    THE
   BANK OF
    NEW
    YORK

101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                      Countrywide Home Loans
            212-815-3236                           Asset Backed Certificates
Associate:  Sean O'Connell                               Series 2002-BC3
            212-815-6312





--------------------------------------------------------------------
                     Delinquency Information
--------------------------------------------------------------------

Group 1
-------


Delinquency                                               30-59 Days          60-89 Days            90+ Days             Totals
-----------                                               ----------          ----------            --------             ------
Scheduled Principal Balance                             15,753,559.25        3,530,904.94        15,805,311.68       35,089,775.87
Percentage of Total Pool Balance                            4.812519%           1.078648%            4.828329%          10.719497%
Number of Loans                                                   134                  35                  139                 308
Percentage of Total Loans                                   5.001866%           1.306458%            5.188503%          11.496827%

Foreclosure
Scheduled Principal Balance                                                                                           2,947,081.29
Percentage of Total Pool Balance                                                                                         0.900297%
Number of Loans                                                                                                                 27
Percentage of Total Loans                                                                                                1.007839%

REO
Scheduled Principal Balance                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

Book Value of all REO Loans                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%

Current Realized Losses                                                                                                 111,045.23
Additional Gains (Recoveries)/Losses                                                                                          0.00
Total Realized Losses                                                                                                   381,433.63


--------------------------------------------------------------------
          Subordination/Credit Enhancement Information
--------------------------------------------------------------------

Protection                                                                                            Original           Current
----------                                                                                            --------           -------
Bankruptcy Loss                                                                                           0.00                0.00
Bankruptcy Percentage                                                                                0.000000%           0.000000%
Credit/Fraud Loss                                                                                         0.00        5,000,001.00
Credit/Fraud Loss Percentage                                                                         0.000000%           1.527439%
Special Hazard Loss                                                                                       0.00                0.00
Special Hazard Loss Percentage                                                                       0.000000%           0.000000%

Credit Support                                                                                       Original            Current
--------------                                                                                       --------            -------
Class A                                                                                         421,250,100.00      242,345,359.42
Class A Percentage                                                                                  84.250003%          75.474575%

    THE
   BANK OF
    NEW
    YORK

101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                      Countrywide Home Loans
            212-815-3236                           Asset Backed Certificates
Associate:  Sean O'Connell                               Series 2002-BC3
            212-815-6312





Credit Support                                                                                     Original                Current
--------------                                                                                     --------                -------

Class M1                                                                                        28,750,000.00        28,750,000.00
Class M1 Percentage                                                                                 5.749999%            8.953726%

Class M2                                                                                        27,500,000.00        27,500,000.00
Class M2 Percentage                                                                                 5.499999%            8.564434%

Class B1                                                                                        22,500,000.00        22,500,000.00
Class B1 Percentage                                                                                 4.499999%            7.007264%







------------------------------------------------------------------
                  Subordination/Credit Enhancement
------------------------------------------------------------------


Overcollateralization Amount                                                                                          6,250,001.25
Overcollateralization Target Amount                                                                                   6,250,001.25
Has Trigger Event Occurred                                                                                                     YES


------------------------------------------------------------------
                    Miscellaneous Details
------------------------------------------------------------------

Prepayment Penalties                                                                                                    535,757.48